Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(b) OF THE SECURITIES AND EXCHANGE ACT OF 1934

In connection with the Annual Report of First Security Group, Inc. (First Security) on Form 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Rodger B. Holley, Chief Executive Officer of First Security, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First Security.

March 13, 2009

/s/ RODGER B. HOLLEY
Rodger B. Holley
Chairman and Chief Executive Officer